Exhibit 3.31

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “HARRAH’S ATLANTIC CITY MEZZ 6, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE TWENTY-SEVENTH DAY OF SEPTEMBER, A.D. 2007, AT 12:47 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “HARRAH’S ATLANTIC CITY MEZZ 6, LLC”.

	/s/ Jeffrey W. Bullock
	Jeffrey W. Bullock, Secretary of State
4430642 8100H	AUTHENTICATION:	1670571
141141738	DATE:	09-04-14
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 01:11 PM 09/27/2007 FILED 12:47 PM 09/27/2007 SRV 071059830 - 4430642 FILE

State of Delaware

Limited Liability Company

CERTIFICATE OF FORMATION

OF

HARRAH’S ATLANTIC CITY MEZZ 6, LLC

ARTICLE I. NAME

The name of the limited liability company is Harrah’s Atlantic City Mezz 6, LLC.

ARTICLE II. REGISTERED OFFICE AND AGENT

The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400 in the City of Wilmington, DE 19808 and the name of its registered agent at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Harrah’s Atlantic City Mezz 6, LLC this 26thth day of September 2007.

By:	/s/ Angela P. Winter
(Authorized Person)

Name:	Angela P. Winter, Organizer